Exhibit 10.1

ALLONGE TO PROMISSORY NOTE

THIS ALLONGE, made as of September 27, 2007 by The Goldfield Corporation, a Delaware corporation (the “Borrower”) and consented to by Southeast Power Corporation (collectively the “Guarantor”); is to be attached to and made a part of that certain Promissory Note dated August 26, 2005, made by Borrower to Branch Banking and Trust Company (the “Lender”) in the principal amount of Three Million and No/100 Dollars ($3,000,000.00) (the “Note”) which Note is as therein set forth.

WHEREAS, there is due and owing under the above-described Note the principal sum of 0.00; and there remains Three Million and No/100 Dollars ($3,000,000.00) available on this line of credit.

WHEREAS, Borrower and Lender desire to amend the Note.

NOW, THEREFORE, the Promissory Note dated August 26, 2005 is amended as follows:

REPAYMENT. Interest only on the outstanding principal balance of the Note shall be payable monthly, commencing October 26, 2007, and continuing on the same day of each and every consecutive month thereafter until November 28, 2008, on which date the entire principal sum outstanding under this Note plus accrued interest shall become due and payable (the “Maturity Date”).

All other terms and conditions of said Promissory Note remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has executed this document the year first above written.

BORROWER:
The Goldfield Corporation

By: /s/ Stephen R. Wherry
Stephen R. Wherry, Senior Vice President

GUARANTOR:
Southeast Power Corporation

By: /s/ Stephen R. Wherry
Stephen R. Wherry, Treasurer

LENDER:
Branch Banking & Trust Co.

By: /s/ Lori A. Baldwin
Lori A. Baldwin, Vice President